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                                                                    EXHIBIT 3.04




                            CERTIFICATE OF AMENDMENT

                                       OF

                      AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                               TRO LEARNING, INC.

                                   * * * * * *

                           ADOPTED IN ACCORDANCE WITH
                      THE PROVISIONS OF SECTION 242 OF THE
                           GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

                                   * * * * * *

                  William R. Roach and Patricia A. Hlavacek, being the Chief Executive Officer and Secretary, respectively, of TRO Learning, Inc., a corporation organized and existing under and by virtue of the laws of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

                           FIRST: The Amended Certificate of Incorporation of the Corporation is hereby amended in order to delete the current text of Article One in its entirety and to replace such text with the following:

                                   ARTICLE ONE

                           The name of the Corporation is PLATO Learning, Inc.


                           SECOND: On March 29, 2000, the Board of Directors of the Corporation approved the foregoing amendment pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware and directed that the amendment be submitted to the stockholders of the Corporation for their consideration and approval.

                           THIRD: That thereafter at a meeting on March 30, 2000, the requisite holders of each class of outstanding stock of the Corporation approved and adopted the foregoing amendment pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being respectively the Vice President and Secretary hereinabove named, for the purpose of amending the Amended Certificate of


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Incorporation of the Corporation pursuant to the General Corporation Law of the
State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment of Amended Certificate of Incorporation this 31st day of March, 2000.



                                             /s/ William R. Roach
                                             -----------------------------------
                                             William R. Roach
                                             Chief Executive Officer
ATTEST:


/s/ Patricia A. Hlavacek
---------------------------------
Patricia A. Hlavacek
Secretary



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